Filed pursuant to Rule 433
Registration Statement Nos. 333-216372 and 333-216372-01

2 CitiFirst Offerings Brochure | October 2017 Table of Contents Introduction to CitiFirst Investments .3 CitiFirst Protection Investments Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years) .4 Market-Linked Notes Based on a Basket of Three Underliers (5.5 Years) .6 CitiFirst Performance Investments Buffer Securities Based on the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index .8 Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation.10 Dual Directional Barrier Securities Based on Shares of the SPDR® S&P 500® ETF Trust .12 Enhanced Barrier Digital Plus Securities Based on Shares of the SPDR® S&P 500® ETF Trust.14 Buffer Securities Based on Shares of the SPDR® Dow Jones® Industrial Average ETF Trust.16 Autocallable Contingent Coupon Equity Linked Securities Based on Shares of the VanEck Vectors Junior Gold Miners ETF .18 Enhanced Buffered Digital Securities Based on the Russell 2000® Index.20 Enhanced Buffered Digital Securities Based on the EURO STOXX 50® Index.22 Enhanced Buffered Digital Securities Based on the Dow Jones Industrial AverageTM .24 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index .26 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index .28 General Overview of Investments.30 Important Information for the Monthly Offerings .31 Overview of Key Benefits and Risks of CitiFirst Investments.32 Additional Considerations ..33 For all offerings documented herein (other than the Market-Linked Certificates of Deposit): Investment Product Not FDIC Insured May Lose Value No Bank Guarantee

CitiFirst Offerings Brochure | October 2017 3 Introduction to CitiFirst Investments CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity: CitiFirst Protection Full principal amount due at maturity Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments CitiFirst Performance Payment due at maturity may be less than the principal amount Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection CitiFirst Opportunity Payment due at maturity may be zero Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering. CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube: Equities Commodities Currencies Rates Alternative Investments For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows: Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | October 2017 Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Basket: Basket Component Weighting Initial Component Value* S&P 500® Index (ticker symbol: “SPX”) 25.00% EURO STOXX 50® Index (ticker symbol: “SX5E”) 25.00% Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: “HYG”) 50.00% * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date Stated Principal Amount: $1,000 per note Pricing Date: October , 2017 (expected to be October 25, 2017) Issue Date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation Date: October , 2022 (expected to be October 25, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity Date: October , 2022 (expected to be October 28, 2022) Payment at maturity: For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive Note return amount: • If the basket return percentage is greater than zero: $1,000 x basket return percentage x upside participation rate • If the basket return percentage is less than or equal to zero: $0 Basket return percentage: (final basket level – initial basket level) / initial basket level Initial basket level: 100 Final basket level: 100 x [1 + (component return of SPX x 25%) + (component return of SX5E x 25%) + (component return of HYG x 50%)] Component return: For each basket component: (final component value – initial component value) / initial component value Final component value: For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date. Upside participation rate: 110.00% to 120.00%. The actual upside participation rate will be determined on the pricing date. CUSIP: 17324CMP8 Listing: The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 5 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately five years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | October 2017 Market-Linked Notes Based on a Basket of Three Underliers (5.5 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Basket: Basket Component Weighting Initial Component Value* S&P 500® Index (ticker symbol: “SPX”) 33.34% EURO STOXX 50® Index (ticker symbol: “SX5E”) 33.33% Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: “HYG”) 33.33% * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date ** The multiplier for each basket component will be determined as follows: (initial basket level x weighting) / initial component value. Stated Principal Amount: $1,000 per note Pricing Date: October , 2017 (expected to be October 26, 2017) Issue Date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation Date: The day of each January, April, July and October (expected to be the 26th day of each January, April, July and October) during the term of the notes, beginning January 2018, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity Date: May , 2023 (expected to be May 1, 2023) Coupon payment dates: The day of each May and November (expected to be the 1st day of each May and November), beginning on May , 2018 (expected to be May 1, 2018) and ending

CitiFirst Offerings Brochure | October 2017 7 Ending basket level: The closing level of the basket on the relevant valuation date. The closing level of the basket on any valuation date is equal to the sum of the products of each basket component’s closing level or closing price, as applicable, on that date and its multiplier Upside participation rate: 100.00% to 110.00%. The actual upside participation rate will be determined on the pricing date. CUSIP: 17324CMQ6 Listing: The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity. Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately 5.5years â– Full principal amount due at maturity â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | October 2017 Buffer Securities Based on the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: The S&P 500® Index (ticker symbol: “SPX”) and the EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 24, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: October , 2020 (expected to be October 26, 2020, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date: October , 2020 (expected to be October 29, 2020) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than or equal to its initial index level: $1,000 + the upside return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than its initial index level by an amount equal to or less than the buffer amount: $1,000 • If the final index level of the worst performing underlying index is less than its initial index level by an amount greater than the buffer amount: $1,000 + [$1,000 x (the index performance of the worst performing underlying index + 20%)] If the worst performing underlying index depreciates from its initial index level to its final index level by more than the buffer

CitiFirst Offerings Brochure | October 2017 9 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately three years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | October 2017 Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of NVIDIA Corporation (NASDAQ symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 16, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation date: Expected to be January 16, 2018, April 16, 2018, July 16, 2018 and October 16, 2018 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: Unless earlier redeemed, October , 2018 (expected to be October 19, 2018) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.50% (approximately 9.00% to 10.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. Automatic early redemption: If, on any potential redemption date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential redemption dates: Each quarterly valuation date beginning in January 2018 and ending in

CitiFirst Offerings Brochure | October 2017 11 Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the final valuation date Coupon barrier price: $ , 70.00% of the initial share price Final barrier price: $ , 70.00% of the initial share price Equity ratio: , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Listing: The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity. CUSIP: 17324XDK3 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion, possibly all, of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | October 2017

Dual Directional Barrier Securities Based on Shares of the SPDR® S&P 500® ETF Trust



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: "SPY") (the "underlying share issuer" or "ETF")
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 26, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement for additional information.
Valuation date:	April , 2021 (expected to be April 26, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	April , 2021 (expected to be April 29, 2021)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity: •If the final share price is **greater than or equal to** the initial share price: $1,000 + the upside return amount, subject to the maximum upside return •If the final share price is **less than** the initial share price but **greater than or equal to** the barrier price: $1,000 + the downside return amount •If the final share price is **less than** the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio *multiplied* by the final share price) **If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 70.00% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.**
Initial share price:	$, the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date
Upside return amount:	$1,000 x the share percent change
Downside return amount:	$1,000 x the absolute value of the share percent change
Equity ratio:	, the stated principal amount *divided by* the initial share price, subject to adjustment as described in this pricing supplement
Share percent change:	The final share price *minus* the initial share price, *divided by* the initial share price
Barrier price:	$, 70.00% of the initial share price
Maximum upside return:	$180.00 to $200.00 per security (18.00% to 20.00% of the stated principal amount), to be determined on the pricing date.
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CZY5

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 13 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â–A holding period of approximately 3.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion, possibly all, of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | October 2017 Enhanced Barrier Digital Plus Securities Based on Shares of the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: “SPY”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 25, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: October , 2022 (expected to be October 25, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October , 2022 (expected to be October 28, 2022) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than or equal to the barrier price: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the share percent increase • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Fixed return amount: $180.00 to $200.00 per security (18.00% to 20.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final share price is greater than or equal to the barrier price. Equity ratio: , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Share

CitiFirst Offerings Brochure | October 2017 15 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â–A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | October 2017 Buffer Securities Based on Shares of the SPDR® Dow Jones® Industrial Average ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® Dow Jones® Industrial Average ETF Trust (NYSE Arca symbol: “DIA”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 26, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: October , 2022 (expected to be October 26, 2022), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: October , 2022 (expected to be October 31, 2022) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than the initial share price: $1,000 + the upside return amount • If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount: $1,000 • If the final share price is less than the initial share price by an amount greater than the buffer amount: ($1,000 x the share performance factor) + $150.00 If the underlying shares depreciate from the initial share price to the final share price by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Share performance factor: The final share price divided by the initial share price Share percent increase: The final share price minus the initial share price, divided by the initial share price Upside return amount: $1,000 x the share percent increase x the upside participation rate Upside participation rate: 100.00% to 110.00%. The

CitiFirst Offerings Brochure | October 2017 17 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity-linked investment â–A holding period of approximately five years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | October 2017

Autocallable Contingent Coupon Equity Linked Securities Based on Shares of the VanEck Vectors Junior Gold Miners ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Shares of the VanEck Vectors Junior Gold Miners ETF (NYSE Arca symbol: "GDXJ") (the "underlying share issuer" or "ETF")
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 13, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement.
Valuation dates:	Expected to be January 16, 2018, April 13, 2018, July 13, 2018 and October 15, 2018 (the "final valuation date"), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	Unless earlier redeemed, October , 2018 (expected to be October 18, 2018)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.50% (approximately 9.00% to 10.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities **if and only if** the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. **If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.**
Automatic early redemption:	If, on any potential redemption date, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 *plus* the related contingent coupon payment.
Potential redemption dates:	Each quarterly valuation date beginning in January 2018 and ending in July 2018
Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold: • If the final share price is **greater than or equal to** the final barrier price: $1,000 *plus* the contingent coupon payment due at maturity • If the final share price is **less than** the final barrier price: a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date) **If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 75.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.**
Initial share price:	$, the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$, 75.00% of the initial share price

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 19 Final barrier price: $ , 75.00% of the initial share price Equity ratio: , the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events Listing: The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity. CUSIP: 17324XDG2 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity-linked investment â– A holding period of approximately one year â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | October 2017

Enhanced Buffered Digital Securities Based on the Russell 2000® Index



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The Russell 2000® Index (ticker symbol: "RTY")
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 26, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement.
Valuation dates:	October , 2020 (expected to be October 26, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	October , 2020 (expected to be October 29, 2020)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity: •If the final index level is **greater than or equal to** the initial index level or if it is **less than** the initial index level by an amount that is **less than or equal to** the buffer amount: $1,000 + the fixed return amount •If the final index level is **less than** the initial index level by an amount that is **greater than** the buffer amount: ($1,000 x the index performance factor) + $150.00 **If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.**
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$127.50 to $157.50 per security (12.75% to 15.75% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level *divided by* the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CMT0

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 21 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately three years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | October 2017

Enhanced Buffered Digital Securities Based on the EURO STOXX 50® Index



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The EURO STOXX 50® Index (ticker symbol: "SX5E")
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 26, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement for additional information.
Valuation date:	October , 2020 (expected to be October 26, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	October , 2020 (expected to be October 29, 2020)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity: •If the final index level is **greater than or equal to** the initial index level or if it is **less than** the initial index level by an amount that is **less than or equal to** the buffer amount: $1,000 + the fixed return amount •If the final index level is **less than** the initial index level by an amount that is **greater than** the buffer amount: ($1,000 x the index performance factor) + $150.00 **If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.**
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$165.00 to $195.00 per security (16.50% to 19.50% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level *divided by* the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CMS2

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 23 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately three years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â–The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | October 2017

Enhanced Buffered Digital Securities Based on the Dow Jones Industrial Average™



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying index:	The Dow Jones Industrial Average™ (ticker symbol: "INDU")
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 26, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement.
Valuation date:	October , 2021 (expected to be October 26, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	October , 2021 (expected to be October 29, 2021)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity: •If the final index level is **greater than or equal to** the initial index level or if it is **less than** the initial index level by an amount that is **less than or equal to** the buffer amount: $1,000 + the fixed return amount •If the final index level is **less than** the initial index level by an amount that is **greater than** the buffer amount: ($1,000 x the index performance factor) + $150.00 **If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.**
Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:	$167.50 to $197.50 per security (16.75% to 19.75% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount.
Index performance factor:	The final index level *divided by* the initial index level
Buffer amount:	15.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	17324CMU7

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 25 Investor Profile Investor Seeks: Investor Can Accept: â– A medium-term equity index-linked investment â– A holding period of approximately four years â– A risk-adjusted equity complement â– The possibility of losing a significant portion, possibly all, of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | October 2017 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Initial index Coupon barrier Knock-in Underlying indices level* level** level*** S&P 500® Index $ $ $ Russell 2000® Index $ $ $ EURO STOXX 50® Index $ $ $ * The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 26, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation dates: Expected to be January 26, 2018, April 26, 2018, July 26, 2018, October 26, 2018, January 28, 2019 and April 26, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying indices or if certain market disruption events occur with respect to any of the underlying indices Maturity date: Unless earlier redeemed, May , 2019 (expected to be May 1, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.5625% to 1.8125% (approximately 6.25% to 7.25% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 27 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final index level of the worst performing underlying index is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption: If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in April 2018 and ending in January 2019 Final index level: For each underlying index, its closing level on the final valuation date Knock-in event: If, on any trading day during the observation period, the closing level of the worst performing underlying index is less than the applicable knock-in level Observation period: The period from but excluding the pricing date to and including the final valuation date Index performance factor: For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying For any valuation date, the underlying index with the lowest index performance factor determined on index: that valuation date Listing: The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity. CUSIP: 17324CMV5 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the principal amount invested â– The structured investments discussed herein are not suitable for all investors. Prospective investors should

28 CitiFirst Offerings Brochure | October 2017 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Initial index Coupon barrier Knock-in Underlying indices level* level** level*** S&P 500® Index $ $ $ Russell 2000® Index $ $ $ EURO STOXX 50® Index $ $ $ * The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date: October , 2017 (expected to be October 26, 2017) Issue date: October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation dates: Expected to be January 26, 2018, April 26, 2018, July 26, 2018, October 26, 2018, January 28, 2019 and April 26, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying indices or if certain market disruption events occur with respect to any of the underlying indices Maturity date: Unless earlier redeemed, May , 2019 (expected to be May 1, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.0625% to 2.3125% (approximately 8.25% to 9.25% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 29 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final index level of the worst performing underlying index is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption: If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in April 2018 and ending in January 2019 Final index level: For each underlying index, its closing level on the final valuation date Knock-in event: If, on any trading day during the observation period, the closing level of the worst performing underlying index is less than the applicable knock-in level Observation period: The period from but excluding the pricing date to and including the final valuation date Index performance factor: For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying For any valuation date, the underlying index with the lowest index performance factor determined on index: that valuation date Listing: The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity. CUSIP: 17324CMW3 Investor Profile Investor Seeks: Investor Can Accept: â– A short-term equity index-linked investment â– A holding period of approximately 1.5 years â– A risk-adjusted equity complement â– The possibility of losing a significant portion of the

30 CitiFirst Offerings Brochure | October 2017

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | October 2017 31 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

32 CitiFirst Offerings Brochure | October 2017 Overview of Key Benefits and Risks of CitiFirst Investments Benefits â– Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof. â– Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns. Risks â– The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment. â– Potential for Loss â– The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment. â– The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment. â–Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index. â– Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

CitiFirst Offerings Brochure | October 2017 33 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchase Considerations Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an “Employee Benefit Plan”) are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets and (B) the Employee Benefit Plan’s acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation

34 CitiFirst Offerings Brochure | October 2017 an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | October 2017 35 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

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